Exhibit 99.1

Armstrong World Industries Acquires Tectum, Inc.

LANCASTER, Pa., January 16, 2017 – Armstrong World Industries, Inc. (NYSE: AWI) today announced the completion of its previously disclosed acquisition of the business and assets of Tectum, Inc. (Tectum). Tectum is a 65-year old, Ohio-based manufacturer of acoustical ceiling, wall and structural solutions for commercial building applications, with annual revenues in excess of $25 million. The transaction includes two facilities in Newark and Columbus, Ohio. Tectum products will be sold through AWI’s Architectural Specialties business, under the Ceilings Solutions umbrella, one of AWI’s leading growth engines. The company expects to fund the acquisition with available cash.

AWI CEO Vic Grizzle said, “This acquisition supports our two dimensions of growth – selling more solutions into every space and selling into more spaces – and Tectum will play an important role in each of these dimensions. Acquisitions like Tectum help to accelerate our penetration of the Architectural Specialties segment and provide our customers access to the broadest product portfolio in the industry complemented by a full suite of integrated solutions designed to save time and labor during the construction process.”

There are strong synergies between the AWI and Tectum businesses and their go-to-market philosophies. Tectum products broaden AWI’s reach into high-abuse spaces such as gymnasiums and auditoriums, and the Tectum roof deck product delivers acoustical solutions in spaces where an “open plenum” aesthetic is desirable.

“The Tectum product portfolio supports our focus on delivering innovative ceiling solutions valued by our customers. Our enthusiasm for the Tectum product line and technologies goes well beyond the current portfolio. The next generation of Tectum products will transform how designers integrate these sustainable solutions into every space. We look forward to welcoming Tectum employees to our team to realize this potential,” said AWI Ceiling Solutions SVP Charlie Chiappone.

Financial terms of the transaction were not disclosed.

About Armstrong World Industries

Armstrong World Industries, Inc. (AWI) is a global leader in the design and manufacture of innovative commercial and residential ceiling, wall and suspension system solutions. With over 3,700 employees and fiscal 2015 revenues from ceiling operations in excess of $1.2 billion, AWI operates from a global manufacturing network of 24 facilities, including nine plants dedicated to its WAVE joint venture.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release and in our other public documents and comments may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We do not undertake or assume any obligation to update or revise any forward-looking statements beyond what is required under applicable securities law.

Source: Armstrong World Industries